EXHIBIT 1.1(N)(1)

FORM OF
REVOLVING CREDIT NOTE
$________________    Pittsburgh, Pennsylvania
    ________ __, 20__

FOR VALUE RECEIVED, the undersigned, Black Box Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________ ("Holder"), the lesser of (i) the principal sum of ______________ and ___/100 Dollars ($________________) (or the Dollar Equivalent of such amount in Optional Currencies as provided in the Credit Agreement) or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by Holder to the Borrower pursuant to Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans] of that certain Credit Agreement, dated May 9, 2016 (as may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among the Borrower, the Guarantors (as defined the Credit Agreement) party thereto from time to time, the Lenders (as defined in the Credit Agreement) party thereto from time to time and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), payable on the Expiration Date or as otherwise provided in the Credit Agreement. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate per annum specified by the Borrower pursuant to Section 3.1.1 [Revolving Credit Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.
To the extent permitted by Law, upon the occurrence of an Event of Default and until such time as such Event of Default has been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note (this "Revolving Credit Note") at a rate per annum specified by Section 3.3 [Interest After Default] of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable on the dates set forth in Section 4.5 [Interest Payment Dates] of the Credit Agreement and on the Expiration Date.
Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

204350611.3

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the Principal Office, in lawful money of the United States of America or, in the case of any Revolving Credit Loans made in an Optional Currency, in the applicable Optional Currency, in immediately available funds.
This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions and/or Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.
The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note.
THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THIS NOTE AND MAKE THE REVOLVING CREDIT LOANS.
This Revolving Credit Note shall bind the Borrower and its respective successors and assigns, and the benefits hereof shall inure to the benefit of Holder and the Administrative Agent and their respective successors and assigns. This Revolving Credit Note may be enforced by Holder or its respective successors or assigns. All references herein to the "Borrower", "Holder", the "Administrative Agent" and the "Lenders" shall be deemed to apply to the Borrower, Holder, the Administrative Agent and the Lenders, respectively, and their respective successors and assigns.
This Revolving Credit Note shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.
Holder may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this Revolving Credit Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release Holder from its obligations under any of the Loan Documents.
Delivery of an executed counterpart of a signature page of this Revolving Credit Note by telecopy or e‑mail shall be effective as delivery of a manually executed counterpart of this Revolving Credit Note.

204350611.3

[INTENTIONALLY LEFT BLANK]

204350611.3

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, by their officers thereunto duly authorized, executed this Revolving Credit Note as of the day and year first above written as a document under seal.
BORROWER:
Black Box Corporation,
    a Delaware corporation

By:	(SEAL)
Name:
Title:

204350611.3